Exhibit 99.1

k

second Quarter 2023 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Second Quarter Results; Declares a Third Quarter Base Dividend Per Share of $0.46, and a Second Quarter Supplemental Dividend Per Share of $0.06

NEW YORK—August 3, 2023— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.58 per share and net income of $0.63 per share for the second quarter ended June 30, 2023. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 14.0% and 15.2%, respectively.

Both net investment income per share and net income per share include approximately $0.01 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Excluding the impact of the accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the quarter ended June 30, 2023, were $49.5 million, or $0.59 per share, and $53.8 million, or $0.64 per share, respectively. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 14.2% and 15.4%, respectively. The Company’s strong net investment income in the second quarter reflects continued strength of the core earnings power of its portfolio. Net investment income was supported by elevated portfolio yields driven by higher interest rates.

Reported net asset value (NAV) per share was $16.74 at June 30, 2023 as compared to NAV per share of $16.59 or an adjusted NAV per share of $16.55 at March 31, 2023 (which accounts for the impact of the $0.04 per share first quarter 2023 supplemental dividend). The drivers of this quarter’s NAV per share growth were primarily the continued overearning of the Company’s base quarterly dividend, the accretive equity raised during the quarter and net unrealized and realized gains from investments.

The Company announced that its Board of Directors has declared a third quarter 2023 base dividend of $0.46 per share to shareholders of record as of September 15, 2023, payable on September 29, 2023, and a second quarter supplemental dividend of $0.06 per share to shareholders of record as of August 31, 2023, payable on September 20, 2023. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q2 adjusted NAV per share was $16.68.

In May 2023, the Company issued a total of 4,500,000 shares of common stock at $17.60 per share. Net of underwriting fees and offering costs, the Company received total cash proceeds of approximately $77.6 million. Subsequent to the offering, the Company issued an additional 675,000 shares in June 2023 pursuant to the overallotment option granted to underwriters and received, net of underwriting fees and offering costs, total cash proceeds of approximately $11.7 million.

On June 12, 2023, the Company completed an amendment to its Revolving Credit Facility, which, among other changes, (a) increased the aggregate commitments under the facility from $1.585 billion to $1.710 billion, (b) extended the stated maturity date to June 12, 2028 for $1.465 billion of commitments, and (c) added two new banks to the syndicate.

Net Investment Income Per Share
Q2 2023:	$0.58
Q2 2023 (adjusted):	$0.59

Net Income Per Share
Q2 2023:	$0.63
Q2 2023 (adjusted):	$0.64

Annualized ROE
Q2 2023 (NII):	14.0%
Q2 2023 (NI):	15.2%
Q2 2023 (Adj NII):	14.2%
Q2 2023 (Adj NI):	15.4%

NAV
Q2 2023 ($MM):	$1,460.5
Q2 2023 (per share):	$16.74
Q2 2023 (per share, adj):	$16.68

Dividends Declared (per share)
Q2 2023 (Base):	$0.46
LTM Q2’23 (Base):	$1.79
LTM Q2’23 (Supplemental):	$0.13
LTM Q2’23 (Total):	$1.92

Portfolio and Investment Activity

For the quarter ended June 30, 2023, new investment commitments totaled $260.4 million. This compares to $176.1 million for the quarter ended March 31, 2023.

For the quarter ended June 30, 2023, the principal amount of new investments funded was $240.0 million across 6 new portfolio companies and 4 upsizes to existing portfolio companies. For this period, the Company had $114.0 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2023, the principal amount of new investments funded was $138.9 million across 6 new portfolio companies, 5 existing portfolio companies and 1 structured credit position. For that period, the Company had $50.8 million aggregate principal amount in exits and repayments.

As of June 30, 2023 and March 31, 2023, the Company had investments in 86[1] and 83[2] portfolio companies, respectively, with an aggregate fair value of $3,089.0 million and $2,918.6 million, respectively. As of June 30, 2023, the average investment size in each portfolio company was $35.3[1] million based on fair value.

As of June 30, 2023, the Company’s portfolio based on fair value consisted of 90.6% first-lien debt investments, 1.3% second-lien debt investments, 1.8% structured credit investments, 1.3% mezzanine investments, and 5.0% equity and other investments. As of March 31, 2023, the Company’s portfolio based on fair value consisted of 90.8% first-lien debt investments, 1.6% second-lien debt investments, 1.8% structured credit investments, 0.4% mezzanine debt investments, and 5.4% equity and other investments.

As of June 30, 2023, 99.2% of debt investments[3] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2023 and March 31, 2023, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 14.0% and 13.9%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 14.1% and 13.9% for the quarter ended June 30, 2023 and March 31, 2023, respectively.

As of June 30, 2023 and March 31, 2023, 0.63% and 0.68% of the portfolio at fair value was on non-accrual status, respectively. No new investments were added to non-accrual status during the quarter.

1.
As of June 30, 2023, excludes 44 structured credit investments with a total fair value of $54.2 million.
2.
As of March 31, 2023, excludes 44 structured credit investments with a total fair value of $53.7 million.
3.
Calculation includes income earning debt investments only.
Origination Activity
Commitments:	$260.4MM
Fundings:	$240.0MM
Net Fundings:	$126.0MM

Average Investment Size[1]
$35.3MM
(1.1% of the portfolio at fair value)

First Lien Debt Investments (% FV)
90.6%

Secured Debt Investments (% FV)
91.9%

Floating Rate Debt Investments[3]
(% FV)
99.2%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	14.0%
Yield at Amortized Cost:	14.1%

Results of Operations for the Three Months Ended june 30, 2023

Total Investment Income
Total Investment Income

For the three months ended June 30, 2023 and 2022, investment income was $107.6 million and $63.9 million, respectively. The increase in investment income was largely the result of net funding activity and higher interest from investments driven by increased all-in yields.

$107.6MM

Net Expenses
Net Expenses

Net expenses totaled $57.9 million and $22.3 million for the three months ended June 30, 2023 and 2022, respectively. The increase in net expenses was primarily due to the upward movement in reference rates which increased the Company’s weighted average interest rate on average debt outstanding.

$57.9MM

Debt and Capital Resources

As of June 30, 2023, the Company had $25.9 million in cash and cash equivalents (including $15.1 million of restricted cash), total principal value of debt outstanding of $1,698.3 million, and $659.2 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 7.1% and 6.7% for the three-month periods ended June 30, 2023 and March 31, 2023, respectively. At June 30, 2023, the Company’s debt to equity ratio was 1.16x, compared to 1.20x at March 31, 2023. Average debt to equity was 1.22x for the three-month period ended June 30, 2023, compared to 1.17x for the three-month period ended March 31, 2023.

Total Principal Debt Outstanding

$1,698.3MM

Debt-to-Equity Ratio

	Q2 2023 Quarter End:	1.16x
1.
Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).
	Q2 2023 Average[1]:	1.22x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2023 and changes to unfunded commitments since March 31, 2023.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,710	Unfunded Commitments (See Note 8 in 3/31/23 10-Q)	$330
Drawn on Revolver	($1,051)	Extinguished Unfunded Commitments	($22)
Unrestricted Cash Balance	$11	New Unfunded Commitments	$30
Total Liquidity (Pre-Unfunded Commitments)	$670	Net Drawdown of Unfunded Commitments	($39)
Available Unfunded Commitments[1]	($190)	Total Unfunded Commitments	$299
Total Liquidity (Burdened for Unfunded Commitments)	$480	Unavailable Unfunded Commitments[1]	($109)
		Available Unfunded Commitments[1]	$190
1.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date

Note: May not sum due to rounding

Funding Profile

At June 30, 2023, the Company’s funding mix was comprised of approximately 38% unsecured and 62% secured debt. As illustrated below, the Company’s nearest debt maturity is in November 2024 at $348 million, and the weighted average remaining life of investments funded with debt was ~2.1 years, compared to a weighted average remaining maturity on debt of ~4.1 years.

*Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024; $50 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025; and $170 million of non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026

1.
Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $20.5M at 6/30/23. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total ($52.6M) at 6/30/23
2.
Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital. This analysis assumes longer-dated investments are currently funded by equity capital (48% of investments) and the remaining (shorter-dated) investments (52% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 6/30/23 net assets
3.
Weighted by gross commitment amount

Note: Numbers may not sum due to rounding

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on August 4, 2023. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BIc20f3ef3676e4207b99cc5a6648b1c99. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2023	March 31, 2023	June 30, 2022
Investments at Fair Value	$3,089.0	$2,918.6	$2,536.4
Total Assets	$3,141.2	$2,972.7	$2,580.4
Net Asset Value Per Share	$16.74	$16.59	$16.27
Supplemental Dividend Per Share	$0.06	$0.04	$0.00
Adjusted Net Asset Value Per Share (1)	$16.68	$16.55	$16.27

Investment Income	$107.6	$96.5	$63.9
Net Investment Income	$48.8	$42.9	$40.8
Net Income (Loss)	$53.1	$52.9	$(13.5)
Accrued Capital Gains Incentive Fee Expense	$0.7	$1.8	$(9.1)
Adjusted Net Investment Income (2)	$49.5	$44.7	$31.7
Adjusted Net Income (2)	$53.8	$54.7	$(22.6)

Net Investment Income Per Share	$0.58	$0.53	$0.54
Net Income (Loss) Per Share	$0.63	$0.65	$(0.18)
Accrued Capital Gains Incentive Fee Expense Per Share	$0.01	$0.02	$(0.12)
Adjusted Net Investment Income Per Share (2)	$0.59	$0.55	$0.42
Adjusted Net Income (Loss) Per Share (2)	$0.64	$0.67	$(0.30)

Annualized Return on Equity (Net Investment Income) (3)	14.0%	12.8%	12.7%
Annualized Return on Equity (Net Income (Loss)) (3)	15.2%	15.8%	-4.2%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	14.2%	13.3%	9.9%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	15.4%	16.3%	-7.1%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	14.0%	13.9%	10.9%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	14.1%	13.9%	10.9%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.2%	99.2%	99.2%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.
4.
Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,993,190 and $2,707,442, respectively)	$3,022,333	$2,717,170
Controlled, affiliated investments (amortized cost of $72,169 and $67,284, respectively)	66,654	70,755
Total investments at fair value (amortized cost of $3,065,359 and $2,774,726, respectively)	3,088,987	2,787,925
Cash and cash equivalents (restricted cash of $15,115 and $15,437, respectively)	25,855	25,647
Interest receivable	23,239	18,846
Prepaid expenses and other assets	3,088	4,529
Total Assets	$3,141,169	$2,836,947
Liabilities
Debt (net of deferred financing costs of $20,531 and $17,760, respectively)	$1,623,301	$1,441,796
Management fees payable to affiliate	11,110	10,526
Incentive fees on net investment income payable to affiliate	10,507	10,918
Incentive fees on net capital gains accrued to affiliate	8,570	6,064
Other payables to affiliate	3,546	3,265
Other liabilities	23,606	22,809
Total Liabilities	1,680,640	1,495,378
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 87,905,481 and 82,053,537 shares issued, respectively; and 87,241,231 and 81,389,287 shares outstanding, respectively	879	821
Additional paid-in capital	1,395,409	1,294,751
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	74,700	56,456
Total Net Assets	1,460,529	1,341,569
Total Liabilities and Net Assets	$3,141,169	$2,836,947
Net Asset Value Per Share	$16.74	$16.48

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$96,221	$56,747	$184,655	$117,907
Paid-in-kind interest income	4,644	3,298	7,647	6,371
Dividend income	797	1,123	1,405	1,358
Other income	4,075	1,589	6,832	3,350
Total investment income from non-controlled, non-affiliated investments	105,737	62,757	200,539	128,986
Investment income from non-controlled, affiliated investments:
Interest from investments	—	—	—	133
Total investment income from non-controlled, affiliated investments	—	—	—	133
Investment income from controlled, affiliated investments:
Interest from investments	1,867	1,130	3,570	2,195
Other income	1	1	2	2
Total investment income from controlled, affiliated investments	1,868	1,131	3,572	2,197
Total Investment Income	107,605	63,888	204,111	131,316
Expenses
Interest	32,442	11,963	60,928	21,565
Management fees	11,410	9,488	22,143	18,818
Incentive fees on net investment income	10,507	6,724	19,988	14,601
Incentive fees on net capital gains	749	(9,122)	2,506	(7,699)
Professional fees	1,749	1,815	3,505	3,298
Directors’ fees	174	174	357	366
Other general and administrative	1,188	1,286	2,203	2,745
Total expenses	58,219	22,328	111,630	53,694
Management fees waived (Note 3)	(300)	(12)	(556)	(12)
Net Expenses	57,919	22,316	111,074	53,682
Net Investment Income Before Income Taxes	49,686	41,572	93,037	77,634
Income taxes, including excise taxes	902	750	1,316	1,100
Net Investment Income	48,784	40,822	91,721	76,534
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	7,662	(56,727)	19,416	(62,348)
Non-controlled, affiliated investments	—	—	—	(14,350)
Controlled, affiliated investments	(2,783)	(4,045)	(8,987)	12,174
Translation of other assets and liabilities in foreign currencies	(2,000)	7,671	(3,004)	5,872
Interest rate swaps	(57)	(1,650)	174	(4,594)
Total net change in unrealized gains (losses)	2,822	(54,751)	7,599	(63,246)
Realized gains (losses):
Non-controlled, non-affiliated investments	1,623	423	6,436	431
Non-controlled, affiliated investments	—	—	—	13,673
Foreign currency transactions	(139)	(19)	286	(32)
Total net realized gains (losses)	1,484	404	6,722	14,072
Total Net Unrealized and Realized Gains (Losses)	4,306	(54,347)	14,321	(49,174)
Increase (Decrease) in Net Assets Resulting from Operations	$53,090	$(13,525)	$106,042	$27,360
Earnings (Loss) per common share—basic	$0.63	$(0.18)	$1.28	$0.36
Weighted average shares of common stock outstanding—basic	84,223,032	76,265,661	82,819,734	76,119,681
Earnings per common share—diluted	$0.63	$(0.15)	$1.28	$0.36
Weighted average shares of common stock outstanding—diluted	84,223,032	81,846,634	82,819,734	81,700,654

The Company’s investment activity for quarter ended June 30, 2023 and 2022 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2023	June 30, 2022
New investment commitments:
Gross originations (1)	$1,522.9	$1,569.3
Less: Syndications/sell downs (1)	1,262.5	1,190.4
Total new investment commitments	$260.4	$378.9
Principal amount of investments funded:
First-lien	$209.3	$267.5
Second-lien	30.0	—
Mezzanine	—	—
Equity and other	0.7	57.3
Structured Credit	—	—
Total	$240.0	$324.8
Principal amount of investments sold or repaid:
First-lien	$112.3	$211.6
Second-lien	—	—
Mezzanine	—	—
Equity and other	1.7	0.4
Structured Credit	—	—
Total	$114.0	$212.0
Number of new investment commitments in new portfolio companies	6	30
Average new investment commitment amount in new portfolio companies	$41.3	$12.0
Weighted average term for new investment commitments in new portfolio companies (in years)	6.7	5.7
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Weighted average interest rate of new investment commitments	12.6%	9.2%
Weighted average spread over reference rate of new floating rate investment commitments	7.3%	7.3%
Weighted average interest rate on investments fully sold or paid down	15.6%	9.1%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with $65 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with $65 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 500 team members including over 200 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com